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                                  EXHIBIT 99.1








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                                  PROXY CARD

     The undersigned hereby acknowledges receipt of the Prospectus/Consent
Solicitation Statement of Host Funding, Inc., dated               , 1995, for

the acquisition of the assets of Mission Bay in exchange for Shares of the Company and the undersigned votes as follows as to such transactions:

VOTE HERE:

           FOR                   AGAINST             ABSTAIN


SIGN HERE:

_____________________________   ________  ___________________________  ________
Sign exactly as your name(s)    Date      Sign exactly as your name(s)   Date
appears(s)                                 appears(s)

    LABEL WILL CONTAIN PERTINENT PARTNER INFORMATION